Exhibit 99.1

GOLUB CAPITAL BDC, INC. ANNOUNCES $113.7 MILLION IN NEW ORIGINATIONS FOR ITS FIRST FISCAL QUARTER

CHICAGO, IL, January 14, 2011 – Golub Capital BDC, Inc. (NASDAQ: GBDC, www.golubcapitalbdc.com), a business development company, today announced that it originated $113.7 million in new investment commitments during the three months ended December 31, 2010.  Of these new investment commitments, $97.6 million funded at close.  During this same period, Golub Capital BDC had $64.1 million in sales and debt repayments on existing portfolio company investments.

“As we expected, we had a strong origination quarter due to a pick-up in M&A activity,” commented David B. Golub, Chief Executive Officer of Golub Capital BDC.  “We anticipate the pace will slow in the quarter ending March 31, 2011.”

ABOUT GOLUB CAPITAL BDC, INC.

Golub Capital BDC principally invests in senior secured, unitranche, mezzanine and second lien loans of middle-market companies that are, in most cases, sponsored by private equity investors. Golub Capital BDC’s investment activities are managed by its investment adviser, GC Advisors LLC, an affiliate of the Golub Capital group of companies (“Golub Capital”).

ABOUT GOLUB CAPITAL

Golub Capital, founded in 1994, is a leading lender to middle-market companies. In 2009, Golub Capital was named “Middle Market Lender of the Year” by Buyouts Magazine and “Debt Financing Agent of the Year” and “Mezzanine Financing Agent of the Year” by M&A Advisor.  As of December 31, 2010, Golub Capital managed over $4.0 billion of capital, with a team of investment professionals in New York, Chicago and Atlanta.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements, including statements about anticipated loan origination activity and Golub Capital BDC’s future performance, financial condition, liquidity and capital resources.  Forward-looking statements are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those expressed or implied in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. Golub Capital BDC undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contact:

Ross Teune
Phone:	312-284-0111
Email:	rteune@golubcapital.com